Exhibit 99.1

AMEDISYS REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

AND REAFFIRMS 2022 GUIDANCE

BATON ROUGE, Louisiana (April 27, 2022) — Amedisys, Inc. (NASDAQ: AMED) today reported its financial results for the three-month period ended March 31, 2022.

Three-Month Periods Ended March 31, 2022 and 2021

•	Net service revenue increased $8.2 million to $545.3 million compared to $537.1 million in 2021.

•	Net income attributable to Amedisys, Inc. of $31.7 million compared to $49.9 million in 2021.

•	Net income attributable to Amedisys, Inc. per diluted share of $0.97 compared to $1.50 in 2021.

Adjusted Quarterly Results*

•	Adjusted EBITDA of $66.3 million compared to $78.6 million in 2021.

•	Adjusted net income attributable to Amedisys, Inc. of $40.1 million compared to $51.1 million in 2021.

•	Adjusted net income attributable to Amedisys, Inc. per diluted share of $1.23 compared to $1.54 in 2021.

* See pages 2 and 11 - 12 for the definition and reconciliations of non-GAAP financial measures to GAAP measures.

Chris Gerard, President and Chief Executive Officer stated, “The start of 2022 saw continuation of the COVID driven challenges we and the industry faced over the past few years and further highlighted how Amedisys’ differentiated strategy presents us with significant opportunities as we navigate an ever-changing landscape. We saw Omicron impact our business and the number of clinicians on quarantine in January; we signed two home health acquisitions and are well on our way to additional inorganic growth; we saw discharge rates in our hospice business reach new highs and subsequently have begun to pull back; and we continued to field a tremendous amount of interest for Hospital at Home and other high-acuity care products. The competitive landscape continues to evolve as COVID impacts linger, yet we still delivered financial results this quarter that I am very proud of. Through the ups and downs, our 21,000 employees continued to do what they do best: providing (or enabling our clinicians to provide) the highest quality care to patients wherever they call home. A sincere thank you to all our employees; it is your care, passion and effort that continues to propel us forward.”

2022 Guidance

We are reaffirming our previously issued guidance:

•	Adjusted net service revenue is anticipated to be in the range of $2.330 billion to $2.365 billion.

•	Adjusted EBITDA is anticipated to be in the range of $275 million to $285 million.

•	Adjusted diluted earnings per share is anticipated to be in the range of $5.23 to $5.45 based on an estimated 33.2 million shares outstanding.

This guidance excludes the effects of any future acquisitions, if any are made. COVID-19 has continued to impact the operating metrics typically used to forecast both growth and cost assumptions for both core Amedisys and Contessa. We are basing our guidance on our current operating environment. COVID-19 continues to evolve in both the disease itself as well as disruptions to the healthcare systems and the economy. Any future regulations or government interventions, spike in clinicians and business development staff on quarantine, staffing shortages due to current and proposed federal, state and local vaccine mandates, reduction in elective procedures, change in patient behavior and further decline in senior living occupancy could impact our ability to achieve this guidance.

We urge caution in considering the current trends and 2022 guidance disclosed in this press release. The home health, hospice, personal care and high acuity care industries are highly competitive and subject to intensive regulations, and trends are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com.

Earnings Call and Webcast Information

Amedisys will host a conference call on Thursday, April 28, 2022, at 11:00 a.m. Eastern Time to discuss its first quarter results. To participate on the conference call, please call before 11:00 a.m. Eastern Time to either (877) 524-8416 (Toll-Free) or (412) 902-1028 (Toll). A replay of the conference call will be available through May 28, 2022 by dialing (877) 660-6853 (Toll-Free) or (201) 612-7415 (Toll) and entering conference ID #13729119.

A live webcast of the call will be accessible through our website on our Investor Relations section at the following web address: http://investors.amedisys.com.

Non-GAAP Financial Measures

This press release includes reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measures as defined under SEC rules are as follows: (1) adjusted EBITDA, defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items; (2) adjusted other operating income, defined as other operating income excluding certain items; (3) adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. excluding certain items; and (4) adjusted net income attributable to Amedisys, Inc. per diluted share, defined as net income attributable to Amedisys, Inc. common stockholders per diluted share excluding certain items. Management believes that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, are useful gauges of our current performance and are also included in internal management reporting. These non-GAAP financial measures should be considered in addition to, and not more meaningful than or as an alternative to the GAAP financial measures presented in this earnings release and the company’s financial statements. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.

Additional Information

Amedisys, Inc. (the “Company”) is a leading healthcare at home company delivering personalized home health, hospice, personal care and high acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care, inpatient hospital, palliative and skilled nursing facility (“SNF”) care in their homes, recovery and rehabilitation after an operation or injury, care focused on empowering our patients to manage a chronic disease, or hospice care at the end of life. More than 3,000 hospitals and 90,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. With approximately 21,000 employees in 548 care centers within 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 445,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

We use our website as a channel of distribution for important company information. Important information, including press releases, investor presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations; the impact of current and proposed federal, state and local vaccine mandates, including potential staff shortages; changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis; changes in Medicare and other medical payment levels; our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively; competition in the healthcare industry; changes in the case mix of patients and payment methodologies; changes in estimates and judgments associated with critical accounting policies; our ability to maintain or establish new patient referral sources; our ability to consistently provide high-quality care; our ability to attract and retain qualified personnel; our ability to keep our patients and employees safe; changes in payments and covered services by federal and state governments; future cost containment initiatives undertaken by third-party payors; our access to financing; our ability to meet debt service requirements and comply with covenants in debt agreements; business disruptions due to natural disasters or acts of terrorism, widespread protests or civil unrest; our ability to integrate, manage and keep our information systems secure; our ability to realize the anticipated benefits of acquisitions, investments and joint ventures; and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Contact:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Nick Muscato	Kendra Kimmons
	Chief Strategy Officer	Vice President, Marketing & Communications
	(615) 928- 5452	(225) 299-3720
	IR@amedisys.com	kendra.kimmons@amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2022	2021
Net service revenue	$545,257	$537,144
Other operating income	—	8,701
Cost of service, excluding depreciation and amortization	304,820	297,203
General and administrative expenses:
Salaries and benefits	123,480	115,825
Non-cash compensation	7,347	7,307
Other	53,640	49,106
Depreciation and amortization	8,008	7,555

Operating expenses	497,295	476,996

Operating income	47,962	68,849
Other income (expense):
Interest income	13	24
Interest expense	(3,173)	(2,072)
Equity in (loss) earnings from equity method investments	(1,403)	1,118
Miscellaneous, net	333	288

Total other expense, net	(4,230)	(642)

Income before income taxes	43,732	68,207
Income tax expense	(12,019)	(17,915)

Net income	31,713	50,292
Net income attributable to noncontrolling interests	(42)	(422)

Net income attributable to Amedisys, Inc.	$31,671	$49,870

Basic earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$0.97	$1.52
Weighted average shares outstanding	32,555	32,780
Diluted earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$0.97	$1.50
Weighted average shares outstanding	32,766	33,190

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$67,834	$42,694
Restricted cash	3,075	3,075
Patient accounts receivable	293,579	274,961
Prepaid expenses	17,221	10,356
Other current assets	10,776	25,598

Total current assets	392,485	356,684
Property and equipment, net of accumulated depreciation of $98,573 and $96,937	17,295	18,435
Operating lease right of use assets	102,801	101,257
Goodwill	1,204,638	1,196,090
Intangible assets, net of accumulated amortization of $18,590 and $19,900	106,534	111,190
Deferred income tax assets	—	289
Other assets	84,639	73,023

Total assets	$1,908,392	$1,856,968

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$36,621	$38,217
Payroll and employee benefits	151,279	141,001
Accrued expenses	148,044	150,836
Current portion of long-term obligations	12,309	12,995
Current portion of operating lease liabilities	31,901	31,233

Total current liabilities	380,154	374,282
Long-term obligations, less current portion	429,453	432,075
Operating lease liabilities, less current portion	70,295	69,309
Deferred income tax liabilities	2,915	—
Other long-term obligations	4,923	4,979

Total liabilities	887,740	880,645

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 37,763,705 and 37,674,868 shares issued; and 32,566,636 and 32,509,969 shares outstanding	38	38
Additional paid-in capital	736,536	728,118
Treasury stock, at cost 5,197,069 and 5,164,899 shares of common stock	(440,550)	(435,868)
Retained earnings	670,734	639,063

Total Amedisys, Inc. stockholders’ equity	966,758	931,351
Noncontrolling interests	53,894	44,972

Total equity	1,020,652	976,323

Total liabilities and equity	$1,908,392	$1,856,968

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND DAYS REVENUE OUTSTANDING

(Amounts in thousands, except statistical information)

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$31,713	$50,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,008	7,555
Non-cash compensation	7,347	7,307
Amortization and impairment of operating lease right of use assets	10,096	9,850
Loss on disposal of property and equipment	5	14
Deferred income taxes	3,205	7,411
Equity in loss (earnings) from equity method investments	1,403	(1,118)
Amortization of deferred debt issuance costs/debt discount	248	216
Return on equity method investments	1,710	1,500
Changes in operating assets and liabilities, net of impact of acquisitions:
Patient accounts receivable	(18,618)	(20,448)
Other current assets	7,882	(2,874)
Other assets	247	(115)
Accounts payable	(2,115)	(3,374)
Accrued expenses	7,483	8,370
Other long-term obligations	(57)	(808)
Operating lease liabilities	(9,187)	(9,014)
Operating lease right of use assets	(749)	(762)

Net cash provided by operating activities	48,621	54,002

Cash Flows from Investing Activities:
Proceeds from the sale of deferred compensation plan assets	22	19
Proceeds from the sale of property and equipment	37	42
Purchases of property and equipment	(902)	(1,618)
Investments in technology assets	(236)	—
Other investments	(15,000)	—

Net cash used in investing activities	(16,079)	(1,557)

Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	86	364
Proceeds from issuance of stock to employee stock purchase plan	985	1,048
Shares withheld to pay taxes on non-cash compensation	(4,682)	(6,774)
Noncontrolling interest contributions	652	—
Noncontrolling interest distributions	(672)	(518)
Proceeds from borrowings under revolving line of credit	—	215,200
Repayments of borrowings under revolving line of credit	—	(186,200)
Principal payments of long-term obligations	(3,771)	(2,692)
Purchase of company stock	—	(72,886)
Provider relief fund advance	—	(5,000)

Net cash used in financing activities	(7,402)	(57,458)
Net increase (decrease) in cash, cash equivalents and restricted cash	25,140	(5,013)
Cash, cash equivalents and restricted cash at beginning of period	45,769	83,357

Cash, cash equivalents and restricted cash at end of period	$70,909	$78,344

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$1,864	$1,011

Cash paid for income taxes, net of refunds received	$551	$971

Cash paid for operating lease liabilities	$9,936	$9,776

Cash paid for finance lease liabilities	$357	$503

Supplemental Disclosures of Non-Cash Activity:
Right of use assets obtained in exchange for operating lease liabilities	$11,203	$10,548

Right of use assets obtained in exchange for finance lease liabilities	$216	$177

Reductions to right of use assets resulting from reductions to operating lease liabilities	$299	$279

Noncontrolling interest contribution	$8,900	$—

Days revenue outstanding (1)	46.3	43.9

(1)

Our calculation of days revenue outstanding at March 31, 2022 and 2021 is derived by dividing our ending patient accounts receivable by our average daily patient revenue for the three-month periods ended March 31, 2022 and 2021, respectively.

AMEDISYS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions, except statistical information)

(Unaudited)

Segment Information - Home Health

	For the Three-Month Periods Ended March 31,
	2022	2021
Financial Information (in millions):
Medicare	$224.1	$221.4
Non-Medicare	111.4	107.2

Net service revenue	335.5	328.6
Other operating income	—	5.0
Cost of service	185.0	183.0

Gross margin	150.5	150.6
Other operating expenses	83.2	80.1
Depreciation and amortization	0.9	1.0

Operating income	$66.4	$69.5

Same Store Growth (1):
Medicare revenue	1%	9%
Non-Medicare revenue	4%	8%
Total admissions	2%	5%
Total volume (2) (6)	—%	6%
Key Statistical Data - Total (3):
Admissions	91,714	89,830
Recertifications (6)	42,850	43,811

Total volume (6)	134,564	133,641

Medicare completed episodes	74,406	75,332
Average Medicare revenue per completed episode (4)	$3,013	$2,931
Medicare visits per completed episode (5)	13.0	13.9

Visiting clinician cost per visit	$97.26	$90.32
Clinical manager cost per visit	10.62	9.50

Total cost per visit	$107.88	$99.82
Visits	1,715,144	1,832,912

(1)

Same store information represents the percent change in our Medicare, Non-Medicare and Total revenue, admissions or volume for the period as a percent of the Medicare, Non-Medicare and Total revenue, admissions or volume of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.

(2)	Total volume includes all admissions and recertifications.
(3)	Total includes acquisitions, start-ups and denovos.
(4)

Average Medicare revenue per completed episode is the average Medicare revenue earned for each Medicare completed episode of care. Average Medicare revenue per completed episode reflects the suspension of sequestration effective May 1, 2020.

(5)	Medicare visits per completed episode are the home health Medicare visits on completed episodes divided by the home health Medicare episodes completed during the period.
(6)	Prior year amounts have been recast to conform to the current year calculation.

Segment Information - Hospice

	For the Three-Month Periods Ended March 31,
	2022	2021
Financial Information (in millions):
Medicare	$182.5	$181.5
Non-Medicare	10.6	10.0

Net service revenue	193.1	191.5
Other operating income	—	3.7
Cost of service	106.4	101.6

Gross margin	86.7	93.6
Other operating expenses	51.3	46.5
Depreciation and amortization	0.6	0.6

Operating income	$34.8	$46.5

Same Store Growth (1):
Medicare revenue	1%	(2%)
Hospice admissions	2%	5%
Average daily census	(3%)	(4%)
Key Statistical Data - Total (2):
Hospice admissions	13,886	13,683
Average daily census	12,920	13,321
Revenue per day, net	$166.04	$159.76
Cost of service per day	$91.48	$84.80
Average discharge length of stay	89	94

(1)

Same store information represents the percent change in our Medicare revenue, Hospice admissions or average daily census for the period as a percent of the Medicare revenue, Hospice admissions or average daily census of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.

(2)	Total includes acquisitions and denovos.

Segment Information - Personal Care

	For the Three-Month Periods Ended March 31,
	2022	2021
Financial Information (in millions):
Medicare	$—	$—
Non-Medicare	14.0	17.0

Net service revenue	14.0	17.0
Other operating income	—	—
Cost of service	10.8	12.6

Gross margin	3.2	4.4
Other operating expenses	2.2	3.0
Depreciation and amortization	0.1	0.1

Operating income	$0.9	$1.3

Key Statistical Data - Total:
Billable hours	451,032	607,437
Clients served	7,479	9,759
Shifts	193,742	257,609
Revenue per hour	$30.95	$27.95
Revenue per shift	$72.04	$65.92
Hours per shift	2.3	2.4

Segment Information - High Acuity Care

	For the Three-Month Periods Ended March 31,
	2022	2021
Financial Information (in millions):
Medicare	$—	$—
Non-Medicare	2.7	—

Net service revenue	2.7	—
Other operating income	—	—
Cost of service	2.6	—

Gross margin	0.1	—
Other operating expenses	7.1	—
Depreciation and amortization	0.8	—

Operating loss	$(7.8)	$—

Key Statistical Data - Total:
Full risk admissions	106	—
Limited risk admissions	227	—

Total admissions	333	—
Number of joint ventures	9	—

Segment Information - Corporate

	For the Three-Month Periods Ended March 31,
	2022	2021
Financial Information (in millions):
Other operating expenses	$40.7	$42.6
Depreciation and amortization	5.6	5.9

Total operating expenses	$46.3	$48.5

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

(Amounts in thousands)

(Unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) Reconciliation:

	For the Three-Month Periods Ended March 31,
	2022	2021
Net income attributable to Amedisys, Inc.	$31,671	$49,870
Add:
Income tax expense	12,019	17,915
Interest expense, net	3,160	2,048
Depreciation and amortization	8,008	7,555
Certain items (1)	11,450	1,712
Interest component of certain items (1)	—	(517)

Adjusted EBITDA (2) (6)	$66,308	$78,583

Adjusted Other Operating Income Reconciliation:

	For the Three-Month Periods Ended March 31,
	2022	2021
Other operating income	$—	$8,701
Add:
Certain items (1)	—	(8,701)

Adjusted other operating income (3) (6)	$—	$—

Adjusted Net Income Attributable to Amedisys, Inc Reconciliation:

	For the Three-Month Periods Ended March 31,
	2022	2021
Net income attributable to Amedisys, Inc.	$31,671	$49,870
Add:
Certain items (1)	8,473	1,267

Adjusted net income attributable to Amedisys, Inc. (4) (6)	$40,144	$51,137

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share Reconciliation:

	For the Three-Month Periods Ended March 31,
	2022	2021
Net income attributable to Amedisys, Inc. common stockholders per diluted share	$0.97	$1.50
Add:
Certain items (1)	0.26	0.04

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share (5) (6)	$1.23	$1.54

(1)	The following details the certain items for the three-month periods ended March 31, 2022 and 2021:

Certain Items:

	For the Three-Month Periods Ended March 31,
	2022	2021
	(Income) Expense	(Income) Expense
Certain Items Impacting Other Operating Income:
CARES Act funds	$—	$(8,701)
Certain Items Impacting Cost of Service:
COVID-19 costs	3,733	8,480
Fuel supplement	337	—
Certain Items Impacting Operating Expenses:
Acquisition and integration costs	1,378	1,199
COVID-19 costs	153	217
Executive Board of Directors transition award	3,500	—
Legal fees - non-routine	51	—
Certain Items Impacting Total Other Income (Expense):
Interest component of certain items	—	517
Other (income) expense, net	2,298	—

Total	$11,450	$1,712

Net of tax	$8,473	$1,267

Diluted EPS	$0.26	$0.04

(2)

Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items as described in footnote 1.

(3)	Adjusted other operating income is defined as other operating income excluding certain items as described in footnote 1.
(4)	Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. calculated in accordance with GAAP excluding certain items as described in footnote 1.
(5)

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.

(6)

Adjusted EBITDA, adjusted other operating income, adjusted net income attributable to Amedisys, Inc. and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measures calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.